UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2007

Sara Lee Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-3344	36-2089049
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3500 Lacey Road, Downers Grove, Illinois		60515
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(630) 598-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sara Lee Corporation announced today that Cynthia B. Carroll has resigned as a director of Sara Lee, effective on June 29, 2007, due to job related commitments. Ms. Carroll was appointed Chief Executive Officer of U.K.-based Anglo American plc on March 1, 2007 and has served on Anglo American's board of directors since January 2007. Effective with Ms. Carroll's resignation, the size of Sara Lee's board of directors was reduced from 11 directors to 10 directors.

Sara Lee also announced that Wayne R. Szypulski has retired from his position as Senior Vice President and Chief Accounting Officer (principal accounting officer) effective on June 30, 2007. Mr. Szypulski has served as Chief Accounting Officer of Sara Lee since 1993. Richard A. Hoker, Senior Vice President and Controller of Sara Lee, has been appointed as Sara Lee's new principal accounting officer. Mr. Hoker joined Sara Lee in 1996 and assumed his current position in January 2007. He most recently served as Vice President and Assistant Controller, Financial Reporting, from July 2004 to January 2007, and as Assistant Controller, Financial Reporting, from July 2001 to July 2004.

A copy of the press release issued by Sara Lee regarding these changes is attached as Exhibit 99 to this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sara Lee Corporation

July 2, 2007	By:	/s/ Roderick A. Palmore

Name: Roderick A. Palmore
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	Press release issued July 2, 2007